Exhibit 99.1

For Immediate Release

For additional information contact:

Marty Schwenner
Vice President, Chief Financial Officer
Magnetek, Inc
262-703-4282
mschwenner@magnetek.com

Magnetek Regains Compliance with NYSE Listing Standards
and Announces Results of Stockholder Vote

Menomonee Falls, WI, May 27, 2010 — Magnetek, Inc. (“Magnetek” or the “Company”) (NYSE: MAG), a leading provider of digital power and motion control systems, announced today it received notification from the New York Stock Exchange (“NYSE”) that the Company has regained compliance with the NYSE’s continued listing standards. Magnetek’s reinstatement to listing compliance is due to the Company’s compliance with the Exchange’s minimum market capitalization standard. In addition to the NYSE’s normal monitoring procedures, the Company will be subject to a 12-month follow-up period to ensure that it remains in compliance with the NYSE’s continued listing standards.

Magnetek today also announced the results of a special meeting of its stockholders held on May 24, 2010 at the Company’s headquarters in Menomonee Falls, WI. At the meeting, stockholders approved an amendment to the Company’s restated certificate of incorporation. The amendment authorizes the Company’s Board of Directors to effect a reverse stock split of the Company’s common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board of Directors in its discretion, at any time on or before December 31, 2010.

The Board of Director’s objective in proposing the reverse stock split to the stockholders and possibly effectuating the same was to increase the per-share trading price of the Company’s common stock, a necessary step towards making the Company’s common stock eligible for initial listing on the NASDAQ Global Market or another appropriate U.S. national stock exchange or automated dealer quotation system, in the event it became necessary or otherwise advisable for the Company to transfer the listing of its common stock from the NYSE.

“We are pleased to have regained compliance with the New York Stock Exchange listing standards,” said Pete McCormick, Magnetek’s chief executive officer. “As a result, the Company currently has no plans to take any action with regard to either a reverse stock split or an optional move to another national exchange.”

About Magnetek, Inc.

Magnetek, Inc. provides digital power and motion control systems used in overhead material handling, elevator, and energy delivery applications. The Company is North America’s largest supplier of digital drive systems for industrial cranes, hoists, and monorails. Magnetek provides Energy Engineered™ drives, radio remote controls, motors, and braking and collision avoidance subsystems to North America’s foremost overhead material handling crane builders. The Company is also the world’s largest independent builder of highly integrated digital motion control systems for high-rise, high-speed elevators. In energy delivery, Magnetek develops and markets digital power inverters that connect renewable energy sources to the utility grid, and is a leading independent supplier of digital motion control systems for underground coal mining applications. Magnetek is headquartered in Menomonee Falls, WI, in the greater Milwaukee area and operates manufacturing facilities in Pittsburgh, PA, and Canonsburg, PA, as well as Menomonee Falls.

Special Note Regarding Online Availability of Magnetek Releases and Filings

All Magnetek financial news releases and filings with the Security and Exchange Commission (“SEC”) are posted to the Magnetek website. Material and financial releases as well as SEC filings are available at www.magnetek.com. Automatic email alerts for these postings are available from the Investor Relations section of the site. Corporate and general releases as well as product information are also available at www.magnetek.com.

Special Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company's control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These include, but are not limited to, economic conditions in general, business conditions in material handling, elevator, mining, and alternative energy markets, operating conditions, competitive factors such as pricing and technology, risks associated with acquisitions and divestitures, legal proceedings and the risk that the Company’s ultimate costs of doing business exceed present estimates. Other factors that could cause actual results to differ materially from expectations are described in the Company's Form 10-K and other reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.